Filed Pursuant to Rule 424(b)(5)
Registration No. 333-290056

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 5, 2025)

7,352,942 Shares of Common Stock

We are offering an aggregate of 7,352,942 shares of our common stock, par value $0.01 per share (“common stock”).

Our common stock is traded on The Nasdaq Capital Market under the symbol “VRDN.” On May 6, 2026, the last reported sale price per share of our common stock was $17.53.

Concurrently with this offering, we are conducting a public offering (the “Concurrent Convertible Notes Offering”) of 1.75% Convertible Senior Notes due 2032 (the “notes”) in the aggregate principal amount of $225.0 million (or $250.0 million if the underwriters in the Concurrent Convertible Notes Offering exercise their over-allotment option in full). The Concurrent Convertible Notes Offering is being made pursuant to a separate prospectus supplement. Neither the completion of this offering nor the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Convertible Notes Offering may not be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering. See “Description of the Concurrent Convertible Notes Offering” for a summary of the terms of the notes and a further description of the Concurrent Convertible Notes Offering.

	PER SHARE OF COMMON STOCK	TOTAL
Public offering price	$17.00	$125,000,014
Underwriting discounts and commissions(1)	$1.02	$7,500,001
Proceeds to Company before expenses	$15.98	$117,500,013

(1)	See “Underwriting” beginning on page S-28 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriters an option to purchase up to an additional 1,102,941 shares of our common stock from us, at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” on page S-7 of this prospectus supplement and in the accompanying prospectus, as well as those contained in the other documents that are incorporated by reference and any related free writing prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, before deciding whether to purchase shares of our common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock on or about May 11, 2026, which will be the second business day following the initial trade date for the shares (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares of common stock prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares who wish to trade the shares of common stock prior to the business day preceding the settlement date should consult their own advisors.

Joint Book-Running Managers

Jefferies	Leerink Partners	Goldman Sachs & Co. LLC

Lead Managers

LifeSci Capital		Wedbush PacGrow

May 6, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of an automatic shelf registration statement on Form S-3ASR (File No. 333-290056) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 5, 2025, and which became automatically effective upon filing, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell common stock and other securities, including in this offering. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part consists of the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus, including the documents incorporated by reference therein. Information in any document we subsequently file that is incorporated by reference shall modify or supersede the information in this prospectus supplement, the accompanying prospectus and documents incorporated by reference prior to such subsequent filing. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in this prospectus supplement.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering, nor that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. However, assumptions and estimates of our future performance, and the future performance of our industry are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and accompanying prospectus. These and other important factors could result in our estimates and assumptions being materially different from future results. You should read the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our other documents that are incorporated by reference herein may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. All statements contained in this prospectus supplement, other than statements of historical fact, are forward-looking statements. You should not unduly rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, statements relating to:

∎	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates and other results;

∎	the potential utility, efficacy, potency, safety, clinical benefits, half-life, clinical response, convenience and number of indications of our product candidates;

∎

the timing and focus of our ongoing and future nonclinical studies and clinical trials and the timing of reporting data from those studies and trials, including data from our phase 1 clinical trial of VRDN-008 in healthy volunteers, expected in the second half of 2026;

∎

the timing or likelihood of regulatory filings and approvals, including the potential approval of the biologics license application (“BLA”) for veligrotug, which is under Priority Review by the U.S. Food and Drug Administration, potential approval of the Marketing Authorization Application for veligrotug, which was submitted to the European Medicines Agency in January 2026, our potential submission of an investigational new drug application for our anti-thyroid stimulating hormone receptor (“TSHR”) candidate in the fourth quarter of 2026, and our potential submission of a BLA for elegrobart in the first quarter of 2027;

∎

our plans relating to the further development of our product candidates, including additional indications we may pursue and our efforts to continue to identify and engineer novel product candidates, and our expectation that we will communicate development plans for VRDN-006 in 2026;

∎	supply chain disruptions, enrollment in clinical trials involving our product candidates or other delays in such trials;

∎

our plans relating to commercializing our product candidates, including our plans to commercialize product candidates as combination products, if approved, including the geographic areas of focus and sales strategy;

∎	potential market sizes and market opportunities, including the rate and degree of market acceptance and clinical utility for our product candidates;

∎	expectations regarding the initiation of clinical trials and interactions and alignment with regulatory authorities;

∎	our plans to obtain or protect intellectual property rights;

∎

our continued reliance on third parties to conduct additional clinical trials of our product candidates and for the manufacture of our product candidates for nonclinical studies, clinical trials and commercialization;

∎	our plans regarding any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;

∎

our estimates regarding expenses, future revenue, capital requirements and our ability to obtain additional financing to fund our operations and complete further development and commercialization of our product candidates;

∎

our expectations regarding the ability of our existing cash, cash equivalents, potential near-term milestone payments, and anticipated commercial revenues, if both veligrotug and elegrobart are approved, to fund our future anticipated operating expenses and capital expenditure requirements;

S-iv

∎	our expectations related to our use of proceeds from this offering and our existing cash resources, together with the net proceeds from the Concurrent Convertible Notes Offering, if consummated; and

∎	other risks and uncertainties, including those included in the section titled “Risk Factors” contained in this prospectus supplement.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from the anticipated future results, performance or achievements expressed or implied by any forward-looking statements, including the factors described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Item 1A. Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 that was filed with the SEC on May 5, 2026. You should evaluate all forward-looking statements made in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.

We caution you that the risks, uncertainties and other factors referred to above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, which are described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” herein and therein. In particular, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, as well as those contained in the other documents incorporated by reference herein, including the discussion under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, the words “Viridian,” “we,” “us,” “our” or the “Company” refer to Viridian Therapeutics, Inc., and the term “securities” refers to shares of our common stock.

Company Overview

We are a biopharmaceutical company focused on discovering, developing, and commercializing potential best-in-class medicines for serious and rare diseases. We target therapeutic areas in which current treatments leave room for improvements in efficacy, safety, and/or dosing convenience. We believe there is significant potential in these areas for better medicines that address unmet needs, improve outcomes, and expand treatment options for patients. We aim to develop differentiated, potential best-in-class medicines that could lead to improved patient outcomes, reduced side effects, improved quality of life, and expanded market access.

Our pipeline targets validated pathways and disease-driving mechanisms in autoimmune and rare diseases. These include product candidates directed at insulin-like growth factor-1 receptor (“IGF-1R”) for the treatment of thyroid eye disease (“TED”), inhibitors of the anti-neonatal Fc receptor (“FcRn”) with potential application across multiple autoimmune disorders, and a TSHR inhibitor program with potential to be developed for the treatment of TED and Graves’ disease. We develop therapeutics through internal research and discovery, as well as through in-licensing opportunities that align with our strategic focus. Our capabilities span protein and antibody discovery and engineering, biologics manufacturing, nonclinical and clinical development, commercial planning, and commercialization in these therapeutic areas.

We are developing two anti-IGF-1R product candidates, veligrotug for intravenous (“IV”) administration and elegrobart (formerly known as VRDN-003) for subcutaneous administration, to treat patients who suffer from TED. Our most advanced program, veligrotug, is a differentiated humanized monoclonal antibody targeting IGF-1R intravenously administered for the treatment of TED. In previously presented in vitro nonclinical data, we showed that veligrotug is a potentially differentiated full antagonist of IGF-1R, compared to teprotumumab’s incomplete antagonism of IGF-1R. Elegrobart has the same binding domain as veligrotug, and was engineered to have a longer half-life. Elegrobart is designed to be a low-volume, infrequently-dosed subcutaneous IGF-1R inhibitor for TED, which, if approved, we plan to launch commercially with an auto-injector to enable at-home patient self-administration. We believe elegrobart has the potential to be the best-in-class anti-IGF-1R product candidate by preserving the efficacy of anti-IGF-1Rs in TED, and maximizing convenience for patients with subcutaneous delivery.

Recent Developments

REVEAL-2 Data

On May 5, 2026, we announced topline data from the REVEAL-2 phase 3 pivotal clinical trial of elegrobart in patients with chronic TED. Elegrobart is a subcutaneously delivered, half-life-extended monoclonal antibody targeting the insulin-like growth factor-1 receptor (“IGF-1R”). REVEAL-2 evaluated two dosing regimens administered via vial/syringe, every four weeks (“Q4W”) and every eight weeks (“Q8W”), compared with placebo.

REVEAL-2 Topline Results

REVEAL-2 met its primary endpoint for both the U.S. Food and Drug Administration and European Medicines Agency with high statistical significance (p < 0.0001). In addition, REVEAL-2 met all its proptosis key secondary endpoints in the Q4W and Q8W treatment arms with high statistical significance, and the Q4W treatment arm showed a statistically significant diplopia responder rate at week 24. Efficacy was generally consistent regardless of baseline Clinical Activity Score (“CAS”). REVEAL-2 enrolled 204 patients, randomized 1:1:1 to elegrobart Q4W (n = 70), elegrobart Q8W (n = 68), and placebo (n = 66).

Summary of Results:

Proptosis: Elegrobart achieved a week 24 proptosis responder rate (“PRR”) of 50% (p < 0.0001) in the Q4W treatment arm and 54% (p < 0.0001) in the Q8W treatment arm, compared to 15% for placebo. Elegrobart achieved a week 24 overall responder rate of 47% (p < 0.0001) in the Q4W treatment arm and 54% (p < 0.0001) in the Q8W treatment arm, compared to 15% for placebo. The mean reduction in proptosis from baseline in patients receiving elegrobart was 1.9 mm (p < 0.0001) in the Q4W treatment arm and 2.1 mm (p < 0.0001) in the Q8W treatment arm, compared to 0.5 mm for placebo. Results with p-values less than 0.025 are statistically significant.

The REVEAL-2 proptosis data demonstrated clear separation of the elegrobart and placebo curves. For patients treated with elegrobart, PRR at each measured time point in the Q4W treatment arm was: 5%, 22%, 34%, 42%, 41% and 50% (at weeks 4, 8, 12, 16, 20 and 24, respectively). PRR at each time point in the Q8W treatment arm was 16%, 30%, 36%, 38%, 44% and 54% (at weeks 4, 8, 12, 16, 20 and 24, respectively). PRR for patients receiving placebo ranged from 6-19% across the time points. PRR time-course results were nominally significant at all timepoints after week four. Patients receiving elegrobart in the Q4W treatment arm had a mean change in proptosis from baseline of -0.63, -1.10, -1.44, -1.66, -1.79 and -1.88 mm (at weeks 4, 8, 12, 16, 20 and 24, respectively). Patients receiving elegrobart in the Q8W treatment arm had a mean change in proptosis from baseline of -0.82, -1.26, -1.45, -1.77, -1.84 and -2.08 mm (at weeks 4, 8, 12, 16, 20 and 24, respectively). Mean change in proptosis for patients receiving placebo was -0.27 mm to -0.68 mm across time points. Proptosis mean change from baseline time-course results were nominally significant at all timepoints.

Diplopia: Elegrobart achieved a week 24 diplopia responder rate of 61% (p = 0.0118) in the Q4W treatment arm and 55% (p = 0.0419) in the Q8W treatment arm, compared to 38% for placebo. Elegrobart achieved complete resolution of diplopia in 44% (p = 0.0295) of patients in the Q4W treatment arm and 36% (p = 0.1304) of patients in the Q8W treatment arm, compared to 25% of patients in the placebo arm. Results with p-values less than 0.025 are statistically significant.

For patients treated with elegrobart, the diplopia responder rate at each measured time point in the Q4W treatment arm was: 21%, 32%, 42%, 49%, 58% and 61% (at weeks 4, 8, 12, 16, 20 and 24, respectively). The diplopia responder rate for patients receiving placebo ranged from 16-38% across the time points.

Patients receiving elegrobart in the Q4W treatment arm had diplopia complete resolution at a rate of 13%, 21%, 25%, 27%, 38% and 44% (at weeks 4, 8, 12, 16, 20 and 24, respectively). Patients receiving placebo had diplopia complete resolution at rates ranging from 13-26% across the time points.

Low-CAS (CAS ≤ 1) Subgroup Efficacy: CAS subgroup analyses were prespecified exploratory endpoints, and all results with p-values less than 0.025 are nominally significant. For patients with low CAS at baseline, elegrobart achieved a week 24 PRR of 54% (p = 0.0002) in the Q4W treatment arm and 55% (p = 0.0004) in the Q8W treatment arm, compared to 6% for placebo. Elegrobart achieved a week 24 overall responder rate of

42% (p = 0.0063) in the Q4W treatment arm and 54% (p = 0.0001) in the Q8W treatment arm, compared to 6% for placebo. The mean reduction in proptosis from baseline in patients receiving elegrobart was 2.1 mm (p = 0.0002) in the Q4W treatment arm and 2.3 mm (p < 0.0001) in the Q8W treatment arm, compared to 0.1 mm for placebo. For diplopia in patients with low CAS at baseline, elegrobart achieved a week 24 diplopia responder rate of 57% (p = 0.1057) in the Q4W treatment arm and 73% (p = 0.0153) in the Q8W treatment arm, compared to 30% for placebo. Elegrobart achieved complete resolution of diplopia in 33% (p = 0.0497) of patients in the Q4W treatment arm and 46% (p = 0.0067) of patients in the Q8W treatment arm, compared to 10% of patients in the placebo arm.

Tolerability: Elegrobart was generally well tolerated in REVEAL-2. Rates of hearing impairment were low in both the Q4W and Q8W treatment arms (4.1% and 8.8% placebo-adjusted rates, respectively). 91% of elegrobart-treated patients completed the full course of treatment, and there were no treatment-related serious adverse events.

The adverse events occurring at greater than or equal to 10% frequency in either treatment arm were: muscle spasms (21% Q4W; 37% Q8W; 11% placebo), injection site reactions (23% Q4W; 24% Q8W; 27% placebo), hyperglycemia (17% Q4W; 12% Q8W; 2% placebo), headache (10% Q4W; 13% Q8W; 5% placebo), hearing impairment (7% Q4W; 12% Q8W; 3% placebo), diarrhea (4% Q4W; 13% Q8W; 2% placebo), nasopharyngitis (4% Q4W; 10% Q8W; 6% placebo), alopecia (3% Q4W; 10% Q8W; 8% placebo), and menstrual disorders (of menstruating women in the trial) (37% Q4W; 26% Q8W; 8% placebo).

Next Steps for Elegrobart

We anticipate submitting a BLA for elegrobart in the first quarter of 2027, as planned.

Concurrent Convertible Notes Offering

Concurrently with this offering, we are conducting the Concurrent Convertible Notes Offering of the notes in the aggregate principal amount of $225.0 million (or $250.0 million if the underwriters in the Concurrent Convertible Notes Offering exercise their over-allotment option in full). The Concurrent Convertible Notes Offering is being made pursuant to a separate prospectus supplement.

Neither the completion of this offering nor the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Convertible Notes Offering may not be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering. See “Description of the Concurrent Convertible Notes Offering” for a summary of the terms of the notes and a further description of the Concurrent Convertible Notes Offering.

See “Description of the Concurrent Convertible Notes Offering.”

Corporate History and Information

We were initially founded as a Delaware limited liability company in January 2010 and subsequently incorporated as a Delaware corporation in June 2014. On January 20, 2021, pursuant to a merger agreement under which miRagen Therapeutics, Inc. acquired Viridian Therapeutics, Inc., we changed our name from Miragen Therapeutics, Inc. to Viridian Therapeutics, Inc. Our common stock currently trades on The Nasdaq Capital Market under the ticker symbol “VRDN.”

Our principal executive office is located at 221 Crescent Street, Suite 103A, Waltham, MA 02453, and our telephone number is (617) 272-4600. Our website address is www.viridiantherapeutics.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement. We have included our website in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Common stock offered by us	7,352,942 shares

Common stock to be outstanding immediately after this offering	110,427,682 shares (or 124,113,767 shares on an as-converted basis, giving effect to the conversion of all of our Series A Preferred Stock and Series B Preferred Stock into shares of common stock without regard to the Series B Beneficial Ownership Limitation (as defined in “Description of Capital Stock”)). If the underwriters’ option to purchase 1,102,941 additional shares of common stock is exercised in full, there will be 111,530,623 shares outstanding immediately after this offering (or 125,216,708 shares on an as-converted basis, giving effect to the conversion of all of our Series A Preferred Stock and Series B Preferred Stock into shares of common stock without regard to the Series B Beneficial Ownership Limitation). For more information regarding our Series A Preferred Stock and the definition of the Series B Beneficial Ownership Limitation, see “Description of Capital Stock.”

Option to purchase additional shares of common stock	We have granted the underwriters a 30-day option to purchase up to 1,102,941 additional shares of common stock at the public offering price, less underwriting discounts and commissions.

Concurrent Convertible Notes Offering	Concurrently with this offering, we are conducting a public offering of the notes in the aggregate principal amount of $225.0 million (or $250.0 million if the underwriters in the Concurrent Convertible Notes Offering exercise their over-allotment option in full). The Concurrent Convertible Notes Offering is being conducted pursuant to a separate prospectus supplement.

Neither the completion of this offering nor the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Convertible Notes Offering may not be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering. See “Description of the Concurrent Convertible Notes Offering” for a summary of the terms of the notes and a further description of the Concurrent Convertible Notes Offering.

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $117.0 million, or approximately $134.6 million if the underwriters exercise their option to purchase additional shares in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with the net proceeds from the Concurrent Convertible

Notes Offering, if consummated, to repay all outstanding indebtedness under the Loan and Security Agreement, dated April 1, 2022, with Hercules Capital, Inc. (the “Hercules Loan and Security Agreement”), to fund market expansion studies for our TED franchise, and to advance the research and development of our earlier pipeline, as well as for working capital and other general corporate purposes. See “Use of Proceeds” on page S-12 for additional information.

Risk factors	You should read and consider the information set forth under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, together with the risk factors and cautionary statements described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as well as the other documents incorporated by reference herein, before deciding to invest in shares of our common stock.

The Nasdaq Capital Market Symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “VRDN.”

Except as noted above, the number of shares of common stock to be outstanding after this offering (i) is based on 102,458,094 shares of common stock outstanding as of March 31, 2026, (ii) includes 616,646 shares of our common stock issued subsequent to March 31, 2026 and through May 2, 2026 and (iii) excludes the following, in each case as of March 31, 2026 (unless otherwise noted):

∎	any shares of our common stock that may be issuable upon conversion of the notes being offered by us in the Concurrent Convertible Notes Offering;

∎	8,991,383 shares of common stock issuable upon conversion of our Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”);

∎	5,308,265 shares of common stock issuable upon conversion of our Series B Non-Voting Convertible Preferred Stock (“Series B Preferred Stock”);

∎

16,746,472 shares of common stock issuable upon the exercise of outstanding stock options under our Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”) and our 2020 Equity Incentive Plan (the “2020 Plan”) and stock options granted outside of the 2016 Plan as a material inducement to certain employees entering into employment with the Company, having a weighted-average exercise price of $19.26 per share;

∎

186,350 shares of common stock issuable upon the exercise of outstanding stock options granted subsequent to March 31, 2026 and through May 2, 2026, under the 2016 Plan and outside of the 2016 Plan as a material inducement to certain employees entering into employment with the Company, having a weighted-average exercise price of $16.97 per share;

∎	1,638,611 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units (“RSUs”) under the 2016 Plan;

∎	136,650 shares of common stock issuable upon the vesting and settlement of outstanding RSUs granted subsequent to March 31, 2026 and through May 2, 2026, under the 2016 Plan;

∎	29,446 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted-average exercise price of $0.15 per share;

∎	6,702,849 shares of common stock reserved for future issuance under the 2016 Plan; and

∎	2,000,000 shares of common stock reserved for future issuance under our 2025 Employee Stock Purchase Plan (the “2025 ESPP”).

Unless otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of the underwriters’ option to purchase additional shares of common stock, (ii) no exercise of stock options or warrants outstanding as of March 31, 2026, (iii) no vesting or settlement of RSUs outstanding as of March 31, 2026, (iv) no issuance of up to approximately $241.8 million of common stock that remains available for sale as of the date of this prospectus supplement under our Open Market Sale AgreementSM with Jefferies LLC, dated March 3, 2025 (the “Sales Agreement”) and (v) no exercise by the underwriters in the Concurrent Convertible Notes Offering of their over-allotment option.

RISK FACTORS

The following risk factors and other information included in this prospectus supplement should be carefully considered. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also impair our business operations. You should carefully consider the risks described below, as well as those contained in the other documents incorporated by reference, including those discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and in any free writing prospectus that we have authorized for use in connection with this offering, before deciding whether to invest in our common stock. If any of the following risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In any such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Relating to this Offering

We have broad discretion as to the use of proceeds from this offering and the proceeds from the Concurrent Convertible Notes Offering, if consummated, and we may not use the proceeds effectively.

Our management will retain broad discretion as to the allocation of the proceeds from this offering and from the sale of the notes in the Concurrent Convertible Notes Offering, if consummated, and may spend these proceeds in ways in which you may not agree. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents and short-term investments and the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution. In addition, we may issue additional equity or convertible securities in the future, which may result in additional dilution to you.

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the amount of $10.93 per share of common stock because the public offering price of $17.00 per share of common stock is substantially higher than the pro forma as-adjusted net tangible book value per share of our outstanding common stock. In addition, you may also experience additional dilution after this offering on any future equity issuances, including upon the issuance of common stock under the 2016 Plan and the conversion of some or all of the notes being offered in the Concurrent Convertible Notes Offering, to the extent we deliver shares of our common stock upon conversion of the notes. Any sales in the public market of the common stock issuable upon such conversion of the notes could adversely affect prevailing market prices of our common stock and, in turn, the price of the notes. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock. To the extent we raise additional capital by issuing equity securities under the Sales Agreement or otherwise, our stockholders will experience substantial additional dilution. See “Dilution” for additional information.

Concurrent or future sales of our common stock or equity-linked securities, including pursuant to the Concurrent Convertible Notes Offering, in the public market, or the perception that such sales could occur, may cause our common stock price to fall.

Concurrently with this offering, we are conducting a public offering of notes in the aggregate principal amount of $225.0 million (or $250.0 million if the underwriters in the Concurrent Convertible Notes Offering exercise their over-allotment option in full). The indenture for the notes offered in the Concurrent Convertible Notes Offering will not restrict our ability to issue additional shares of our common stock or equity-linked securities in the future. We cannot predict the size of future issuances of our common stock or equity-linked securities or the effect, if any, that they may have on the market price for our common stock. Our common stock price could decline as a result of the issuance and sale of a large number of shares of common stock or equity-linked securities after this offering or the perception that these issuances and sales could occur. These issuances and sales, or the possibility that these issuances and sales may occur, might also make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate.

Upon the completion of this offering, 110,427,682 shares of our common stock (or 124,113,767 shares of our common stock on an as-converted basis, giving effect to the conversion of all of our Series A Preferred Stock and Series B Preferred Stock into shares of common stock without regard to the Ownership Limitations (as defined in “Description of Capital Stock”)) will be outstanding (or 111,530,623 shares of our common stock if the underwriters exercise their option to purchase additional shares from us in full (or 125,216,708 shares of our common stock on an as-converted basis, giving effect to the conversion of all of our Series A Preferred Stock and Series B Preferred Stock into shares of common stock without regard to the Ownership Limitations)), based on the number of shares outstanding as of March 31, 2026, all of which will be freely tradable without restriction in the public market immediately following this offering, except for those shares that are subject to lock-up restrictions or restricted pursuant to Rule 144. We may also sell large quantities of our common stock at any time pursuant to the registration statement of which this prospectus forms a part or in one or more separate offerings. If we or our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market after the lock-up and other legal restrictions on sale discussed in this prospectus supplement lapse, the trading price of our common stock could decline.

The price of our common stock may be volatile and can fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this offering.

If you purchase shares of our common stock in this offering, you may not be able to resell those shares of common stock at or above the public offering price. The trading price of our shares of common stock has fluctuated, and is likely to continue to fluctuate substantially. The trading price of our shares of common stock depends on a number of factors, including those described or incorporated by reference in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance.

Since January 1, 2026, our common stock has traded at prices as low as $13.18 per share and as high as $34.29 per share through May 4, 2026. The stock market in general and the market for smaller biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the public offering price. The market price for our common stock may be influenced by many factors, including:

∎	failure to meet or exceed financial and development projections we may provide to the public and the investment community;

∎	failure of investors to view the clinical trial data that we generate favorably, even if we view the data favorably;

∎	negative outcomes, or perceived negative outcomes, from our interactions with regulatory authorities in connection with the development of our product candidates;

∎	the perception of the pharmaceutical and biotechnology industries by the public, legislatures, regulators, and the investment community;

∎	announcements of significant acquisitions, strategic collaborations, joint ventures, or capital commitments by us or our competitors;

∎	significant lawsuits, including patent or stockholder litigation;

∎	if securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our business and stock;

∎	changes in the market valuations of similar companies;

∎	changes in the possible market size, or perceived market size, for our product candidates;

∎	announcements by commercial partners or competitors of new commercial products, clinical progress or the lack thereof, significant contracts, commercial relationships, or capital commitments;

∎	the introduction of technological innovations or new therapies that compete with our potential products;

∎	changes in the structure of health care payment systems;

∎	period-to-period fluctuations in our financial results; and

∎	the other factors described or incorporated by reference in this “Risk Factors” section.

Shares of our common stock are subordinate to any senior preferred stock we may issue and to any future indebtedness, including, if the Concurrent Convertible Notes Offering is consummated, the notes.

Shares of our common stock rank junior to any shares of our senior preferred stock or shares of our senior preferred stock that we may issue in the future and to any future indebtedness, including, if the Concurrent Convertible Notes Offering is consummated, the notes, we may incur, as well as to all creditor claims and other non-equity claims against us and our assets available to satisfy claims on us, including claims in a bankruptcy or similar proceeding.

Furthermore, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of our common stock, (i) dividends are payable only when and if declared by our board of directors or a duly authorized committee of our board of directors, and (ii) as a corporation, we are restricted to making dividend payments and redemption payments out of legally available assets. We have never paid a dividend on our common stock and have no current intention to pay dividends in the future. Furthermore, our common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights available to our stockholders generally.

Our ability to use net operating loss carryforwards and certain other tax attributes to offset future taxable income or taxes may be limited.

At December 31, 2025, we had approximately $464.1 million federal net operating loss (“NOL”) carryforwards and $503.4 million state NOL carryforwards, which will begin to expire in 2029. The NOL carryforwards (or a portion thereof) could expire unused and be unavailable to offset future income tax liabilities because of their limited duration or because of restrictions under U.S. tax law. Under current U.S. tax law, federal NOLs generated in tax years ending on or prior to December 31, 2017 are only permitted to be carried forward for 20 years, while federal NOLs generated in tax years ending after December 31, 2017 may be carried forward indefinitely but the deductibility of federal NOLs generated in tax years beginning after December 31, 2017 is limited. Certain states also conform to the U.S. federal tax rules.

In addition, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), and corresponding provisions of state law, if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50% change, by value, in its equity ownership over a three-year period, the corporation’s ability to use its pre-change NOL carryforwards and other pre-change tax attributes to offset its post-change income or taxes may be limited. As a result of these ownership change provisions during 2020, the Company estimated an aggregate limitation on the utilization of net operating loss carryforwards of $59.0 million. Our most recent analysis of possible ownership changes was completed through December 31, 2024 and it was determined that there was one or more ownership changes during 2024 with no material effect on the Company’s tax attributes. It is possible that, since 2024, there have been additional ownership changes, or that the current offering, together with past ownership changes or together with future events, could result in an ownership change that could result in additional limitations on our NOL and tax credit carryforwards. This offering, other offerings, and future facts should be taken into account. In addition, at the state level, there may be periods during which the use of net operating losses is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed. Consequently, even if we achieve profitability, we may not be able to utilize a material portion of our NOL carryforwards and certain other tax attributes, which could have a material adverse effect on cash flow and results of operations.

Risks Related to the Concurrent Convertible Notes Offering

The conversion of notes could impair our financial position and liquidity.

Unless we elect to deliver solely shares of our common stock to settle the conversion of the notes (other than paying cash in lieu of delivering any fractional share), we must settle at least a portion of our conversion obligation in cash, and therefore, the conversion of notes could materially and adversely affect our financial position and liquidity. Before February 15, 2032, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after February 15, 2032, noteholders may convert their notes at any time at their election until the close of business on the scheduled trading day immediately before the maturity date. However, many of the conditions that permit the conversion of notes before February 15, 2032 are beyond our control. We could be required to expend a significant amount of cash to settle conversions, which could significantly harm our financial position and liquidity.

This offering is not contingent on the consummation of any other financing, including the Concurrent Convertible Notes Offering.

We currently intend to use the net proceeds of this offering, together with the proceeds from the Concurrent Convertible Notes Offering, if consummated, as described in “Use of Proceeds” herein. However, neither the completion of this offering nor of the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Convertible Notes Offering may not be completed on the terms described herein, or at all. Accordingly, if you decide to purchase shares in this offering, you should be willing to do so whether or not we complete the Concurrent Convertible Notes Offering. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering.

The accounting method for the notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In accordance with applicable accounting standards, we expect that the notes we are offering in the Concurrent Convertible Notes Offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income.

In addition, we expect that the shares of our common stock underlying the notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, if the conversion value of the notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all of the notes were converted at the beginning of the reporting period and that we issued shares of our common stock to settle the excess. The after-tax interest expense associated with the notes will not be added back to the numerator of the diluted earnings per share calculation for these purposes. However, if reflecting the notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the notes does not exceed their principal amount for a reporting period, then the shares of our common stock underlying the notes will not be reflected in our diluted earnings per share. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.

We have not reached a final determination regarding the accounting treatment for the notes nor the application of the if-converted method, and the description above is preliminary. Accordingly, we may account for the notes and calculate diluted earnings per share in a manner that is significantly different than described above.

Provisions in the indenture governing the notes could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the notes and the indenture governing the notes could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change (as will be defined in the indenture governing the notes), then, subject to a limited exception, noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change (as will be defined in the indenture governing the notes), then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $117.0 million (or approximately $134.6 million if the underwriters’ option to purchase up to 1,102,941 additional shares of common stock is exercised in full), based on the public offering price of $17.00 per share of common stock, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We estimate that we will receive net proceeds of approximately $217.7 million from the Concurrent Convertible Notes Offering, if it is consummated, or approximately $242.0 million if the underwriters in the Concurrent Convertible Notes Offering exercise their over-allotment option in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. However, neither the completion of this offering nor of the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Convertible Notes Offering may not be completed on the terms described herein, or at all.

We intend to use the net proceeds from this offering, together with the net proceeds from the Concurrent Convertible Notes Offering, if consummated to repay all outstanding indebtedness under the Hercules Loan and Security Agreement, to fund market expansion studies for our TED franchise, and to advance the research and development of our earlier pipeline, as well as for working capital and other general corporate purposes.

Our outstanding indebtedness under the Hercules Loan and Security Agreement matures on October 1, 2030 and bears interest at a floating per annum rate equal to the greater of 8.95% and 1.45% above the Prime Rate (as defined therein), provided that the interest rate will not exceed a per annum rate of 9.45%. Interest is payable monthly in arrears on the first business day of each month. The interest rate as of March 31, 2026 was 8.95%.

Based on our current business plans, we believe that the anticipated net proceeds from this offering, together with the net proceeds from the Concurrent Convertible Notes Offering, if consummated our existing current cash, cash equivalents, short-term investments, and anticipated revenue from veligrotug and elegrobart sales, if each is approved on our anticipated timelines, should provide us with sufficient capital to fund our currently anticipated operations.

As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amount and timing of our actual expenditures will depend on numerous factors, including the pace and results of our research and development efforts, the timing and success of clinical trials, the timing and costs associated with the manufacture and supply of product candidates, the timing of regulatory submissions and any unforeseen cash needs. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering. We may use a portion of the proceeds to license, acquire or invest in new programs or for drug development activities related to such programs, however, we have no current commitments to do so. For additional information regarding our potential capital requirements, including factors that could cause actual costs to vary from the estimates set forth above, see “Risk Factors.”

Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

CAPITALIZATION

The following table presents our cash and cash equivalents and our capitalization as of March 31, 2026:

∎	on an actual basis;

∎

on an as-adjusted basis to give effect to (i) the issuance and sale by us of shares of our common stock in this offering at the public offering price of $17.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us but without giving effect to the expected use of proceeds from this offering (assuming no exercise of the option of the underwriters to purchase additional shares of common stock), (ii) the completion of the Concurrent Convertible Notes Offering (assuming no exercise of the over-allotment option of the underwriters to purchase in the Concurrent Convertible Notes Offering), and (iii) the repayment of all outstanding indebtedness under the Hercules Loan and Security Agreement.

You should read this information together with our consolidated financial statements and related notes and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, incorporated by reference in this prospectus supplement. For more details on how you can obtain our SEC reports and other information, you should read the section of the prospectus supplement entitled “Where You Can Find More Information.” Because the completion of this offering is not contingent on the completion of the Concurrent Convertible Notes Offering, you should not assume that the Concurrent Convertible Notes Offering, as reflected in the as adjusted column in the table below, will take place.

	AS OF MARCH 31, 2026
	ACTUAL	AS ADJUSTED
(in thousands, except share and per share data)	(unaudited)
Cash and cash equivalents	$176,346	$460,635

Long-term debt:
1.75% Convertible Senior Notes due 2032 offered in the Concurrent Convertible Notes Offering(1)	$—	$225,000
Hercules Loan and Security Agreement	50,436	—

Long-term debt, net	$50,436	$225,000

Stockholders’ equity:
Preferred stock, series A non-voting convertible preferred stock, $0.01 par value; 435,000 shares authorized; 134,864 shares issued and outstanding (2)	$61,188	$61,188
Preferred stock, series B non-voting convertible preferred stock, $0.01 par value; 500,000 shares authorized; 79,620 shares issued and outstanding (3)	70,868	70,868
Common stock, $0.01 par value; 200,000,000 shares authorized; 102,458,094 shares issued and outstanding	1,025	1,099
Additional paid-in capital	1,946,844	2,063,758
Accumulated other comprehensive income (loss)	(558)	(558)
Accumulated deficit	(1,443,359)	(1,443,359)

Total stockholders’ equity	$636,008	$752,995

Total capitalization	$686,444	$977,995

(1)	The amounts shown in the table above for the notes we are offering in the Concurrent Convertible Notes Offering represent their principal amount. However, while we have not reached a final determination regarding the accounting treatment for the notes, we expect that the initial liability carrying amount of the notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported net income or larger reported net loss.

(2)	Each share of Series A Preferred Stock is convertible at any time at the option of the holder into 66.67 shares of common stock, subject to the Series A Beneficial Ownership Limitation (as defined in “Description of Capital Stock”).
(3)	Each share of Series B Preferred Stock is convertible at any time at the option of the holder into 66.67 shares of common stock, subject to the Series B Beneficial Ownership Limitation (as defined in “Description of Capital Stock”).

Except as noted above, the number of shares of common stock issued and outstanding in the table above (i) is based on 102,458,094 shares of common stock outstanding as of March 31, 2026, (ii) includes 616,646 shares of our common stock issued subsequent to March 31, 2026 and through May 2, 2026 and (iii) excludes the following, in each case as of March 31, 2026 (unless otherwise noted):

∎	any shares of our common stock that may be issuable upon conversion of the notes being offered by us in the Concurrent Convertible Notes Offering;

∎	8,991,383 shares of common stock issuable upon conversion of our Series A Preferred Stock;

∎	5,308,265 shares of common stock issuable upon conversion of our Series B Preferred Stock;

∎

16,746,472 shares of common stock issuable upon the exercise of outstanding stock options under our 2016 Plan and 2020 Plan and stock options granted outside of the 2016 Plan as a material inducement to certain employees entering into employment with the Company, having a weighted-average exercise price of $19.26 per share;

∎

186,350 shares of common stock issuable upon the exercise of outstanding stock options granted subsequent to March 31, 2026 and through May 2, 2026, under the 2016 Plan and outside of the 2016 Plan as a material inducement to certain employees entering into employment with the Company, having a weighted-average exercise price of $16.97 per share;

∎	1,638,611 shares of common stock issuable upon the vesting and settlement of outstanding RSUs under the 2016 Plan;

∎	136,650 shares of common stock issuable upon the vesting and settlement of outstanding RSUs granted subsequent to March 31, 2026 and through May 2, 2026, under the 2016 Plan;

∎	29,446 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted-average exercise price of $0.15 per share;

∎	6,702,849 shares of common stock reserved for future issuance under the 2016 Plan; and

∎	2,000,000 shares of common stock reserved for future issuance under the 2025 ESPP.

DILUTION

Dilution represents the difference between the amount per share of common stock paid by purchasers of shares of common stock in this offering and the as-adjusted net tangible book value per share of our common stock immediately after this offering. The data in this section are derived from our balance sheet as of March 31, 2026. Net tangible book value per share of common stock is equal to our total tangible assets less the amount of our total liabilities, divided by the sum of the number of shares of common stock outstanding as of March 31, 2026, excluding shares of common stock underlying outstanding options. Our net tangible book value as of March 31, 2026 was approximately $636.0 million, or $6.21 per share of common stock. For purposes of this “Dilution” section, except as otherwise noted, all subsequent share and per share information assumes the conversion of all outstanding shares of our Series A Preferred Stock and Series B Preferred Stock into shares of common stock without regard to the Series A Beneficial Ownership Limitation and Series B Beneficial Ownership Limitation (for more information, see “Description of Capital Stock”), except where expressly noted otherwise. Assuming such conversion, our net tangible book value per share as of March 31, 2026 was $5.45 per share of common stock.

We present dilution on a pro forma basis to give effect to the assumed conversion of all outstanding shares of our Series A Preferred Stock and Series B Preferred Stock as described above. We present pro forma as-adjusted net tangible book value by further giving effect to our receipt of the estimated net proceeds from the sale of shares of our common stock in this offering, based on the public offering price of $17.00 per share of common stock and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. On a pro forma as-adjusted basis, our as-adjusted net tangible book value as of March 31, 2026 would have been $753.0 million, or $6.07 per share of common stock. This represents an immediate increase in pro forma as-adjusted net tangible book value attributable to investors participating in this offering of $0.62 per share of common stock and immediate dilution in pro forma as-adjusted net tangible book value to investors participating in this offering of $10.93 per share of common stock. The following table illustrates this dilution per share of common stock:

Public offering price per share of common stock		$17.00
Net tangible book value per share of common stock as of March 31, 2026 (excluding the assumed conversion of Series A Preferred Stock and Series B Preferred Stock)	$6.21
Pro forma net tangible book value per share as of March 31, 2026	$5.45
Increase in pro forma net tangible book value per share of common stock attributable to investors participating in this offering	$0.62
Pro forma as-adjusted net tangible book value per share of common stock immediately after this offering		$6.07
Dilution per share of common stock to investors participating in this offering		$10.93

If the underwriters fully exercise their option to purchase additional shares of common stock, the pro forma as-adjusted net tangible book value after this offering would further increase by approximately $0.08 per share of common stock, and there would be an immediate dilution of approximately $10.85 per share of common stock to investors participating in this offering.

Except as noted above, the foregoing (i) is based on 102,458,094 shares of common stock outstanding as of March 31, 2026, (ii) includes 616,646 shares of our common stock issued subsequent to March 31, 2026 and through May 2, 2026 and (iii) excludes the following, in each case as of March 31, 2026 (unless otherwise noted):

∎	any shares of our common stock that may be issuable upon conversion of the notes being offered by us in the Concurrent Convertible Notes Offering;

∎	8,991,383 shares of common stock issuable upon conversion of our Series A Preferred Stock;

∎	5,308,265 shares of common stock issuable upon conversion of our Series B Preferred Stock;

∎

16,746,472 shares of common stock issuable upon the exercise of outstanding stock options under the 2016 Plan and the 2020 Plan and stock options granted outside of the 2016 Plan as a material inducement to certain employees entering into employment with the Company, having a weighted-average exercise price of $19.26 per share;

∎

186,350 shares of common stock issuable upon the exercise of outstanding stock options granted subsequent to March 31, 2026 and through May 2, 2026, under the 2016 Plan and outside of the 2016 Plan as a material inducement to certain employees entering into employment with the Company, having a weighted-average exercise price of $16.97 per share;

∎	1,638,611 shares of common stock issuable upon the vesting and settlement of outstanding RSUs under the 2016 Plan;

∎	136,650 shares of common stock issuable upon the vesting and settlement of outstanding RSUs granted subsequent to March 31, 2026 and through May 2, 2026, under the 2016 Plan;

∎	29,446 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted-average exercise price of $0.15 per share;

∎	6,702,849 shares of common stock reserved for future issuance under the 2016 Plan; and

∎	2,000,000 shares of common stock reserved for future issuance under the 2025 ESPP.

To the extent that outstanding options or warrants are exercised, new options or other securities are issued under our equity incentive plans or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities (including the notes offered in the Concurrent Convertible Notes Offering, to the extent we settle conversions thereof with shares of our common stock), the issuance of these securities could result in further dilution to our stockholders.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations applicable to the ownership and disposition of our common stock, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus supplement, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all potential tax considerations that may be important to particular investors in light of their individual circumstances, including, without limitation:

∎	banks, insurance companies or other financial institutions;

∎	tax-exempt entities or organizations;

∎	brokers, traders or dealers in securities;

∎	persons that own, or are deemed to own, more than five percent of our capital stock;

∎	U.S. expatriates and certain former citizens or long-term residents of the United States;

∎	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

∎	persons that have elected the mark-to-market method of tax accounting;

∎	entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in any such entities);

∎	persons deemed to sell our securities under the constructive sale provisions of the Code;

∎	regulated investment companies or real estate investment trusts;

∎	pension plans or funds, or an entity that is wholly owned by a pension plan or fund;

∎	controlled foreign corporations;

∎	passive foreign investment companies; or

∎	persons that acquire our securities as compensation for services.

In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, special tax accounting rules under Section 451(b) of the Code, or the Medicare tax or any minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Code. No assurance can be given that the Internal Revenue Service (“IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities that, for U.S. federal income tax purposes, is:

1.	an individual who is a citizen or resident of the United States;

2.	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

3.	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

4.

a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of securities that is neither a U.S. Holder nor an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF

OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Distributions

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our securities, such distribution will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in its securities and, to the extent the amount of the distribution exceeds a U.S. Holder’s adjusted tax basis in such securities, the excess will be treated as gain from the disposition of such securities (the tax treatment of which is discussed below under “-Sale, Exchange or Other Taxable Disposition of Our Securities”).

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if certain holding period requirements are satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that currently are subject to tax at preferential long-term capital gains rates.

Sale, Exchange or Other Taxable Disposition of Our Securities

Upon a sale, taxable exchange or other taxable disposition of our securities, a U.S. Holder will generally recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such sale, exchange or disposition and (2) the U.S. Holder’s tax basis in the security. Such gain or loss will generally be treated as long-term capital gain or loss if the security is held by the U.S. Holder for more than one year at the time of such sale, exchange or disposition.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale, exchange or other taxable disposition of our securities, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Distributions

Any distributions treated as dividends we pay to a non-U.S. Holder with respect to shares of our securities will generally be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). To obtain the benefit of a reduced rate under an applicable income tax treaty, a non-U.S. Holder must certify as to its non-U.S. status, that no withholding is required pursuant to FATCA (discussed below), and to such right under the applicable income tax treaty on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E. If, however, a non-U.S. Holder provides an IRS Form W-8ECI, certifying that the dividend (including any deemed dividend) is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States), the dividend will not be subject to withholding. Instead, such dividends are subject to U.S. federal income tax at regular rates applicable to U.S. persons generally and, for corporate holders, may also be subject to a 30% “branch profits tax” unless the non-U.S. Holder qualifies for a lower rate under an applicable U.S. income tax treaty.

Sale, Exchange or Other Taxable Disposition of Our Securities

Subject to the discussions below regarding FATCA and backup withholding, a non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our securities unless:

∎

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

∎	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

∎

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes during a specified period and certain other requirements are met. We do not expect to be a “United States real property holding corporation” for U.S. federal income tax purposes, but there can be no assurance in that regard.

Gain described in the first bullet point above will be subject to tax at the generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties. If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, taxable exchange or other taxable disposition of our securities may be subject to tax at the generally applicable U.S. federal income tax rates, and certain withholding requirements may apply. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act

Under the Sections 1471 – 1474 of the Code and related Treasury regulations (commonly referred to as “FATCA”), withholding at a rate of 30% will generally be required on interest and dividends (including deemed dividends) in respect of our securities held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the U.S. Department of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country, or (iii) otherwise qualifies for an exemption. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, interest and dividends (including deemed dividends) in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Withholding under FATCA may also apply to payments of gross proceeds from a sale or other disposition of our securities. However, under proposed Treasury regulations, withholding on gross proceeds is not required. Although such regulations are not final, the preamble to the proposed regulations provides that applicable withholding agents may rely on the proposed regulations until final regulations are issued. If withholding under FATCA is required on any payment in respect of our securities, non-U.S. investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) may be required to seek a refund or credit from the IRS. Non-U.S. investors are encouraged to consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of interest and dividends (including deemed dividends) and the proceeds from a sale, exchange or other taxable disposition of our securities. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a “United States person” within the meaning of Section 7701(a)(30) of the Code in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

All non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

DESCRIPTION OF THE CONCURRENT CONVERTIBLE NOTES OFFERING

Concurrently with this offering, we are conducting a public offering pursuant to a separate prospectus supplement of 1.75% Convertible Senior Notes due 2032 in the aggregate principal amount of $225.0 million (or $250.0 million if the underwriters in the Concurrent Convertible Notes Offering exercise their over-allotment option in full). The notes will mature on May 15, 2032 unless earlier converted, redeemed or repurchased by us. The notes will bear interest at a rate of 1.75% per year, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026. Holders of the notes may convert their notes at their option only under the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock as to be set forth in the indenture governing the notes; (4) if we call such notes for redemption; and (5) at any time from, and including, February 15, 2032 until the close of business on the scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate. The initial conversion rate is 40.5680 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $24.65 per share, and is subject to adjustment to be set forth in the indenture governing the notes. If a “make-whole fundamental change” (as will be defined in the indenture governing the notes) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

The notes will be redeemable, in whole or in part (subject to certain limitations to be set forth in the indenture governing the notes), at our option at any time, and from time to time, on or after May 20, 2030 and on or before the 26th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.

If a “fundamental change” (as will be defined in the indenture governing the notes) occurs, then, subject to a limited exception, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The notes will be our general, unsecured, senior obligations and will be senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment with our existing and future indebtedness that is not expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, including the secured obligations under the Hercules Loan and Security Agreement, to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our current or future subsidiaries.

Neither the completion of this offering nor of the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Convertible Notes Offering may not be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering.

See “Use of Proceeds” for additional information regarding the use of proceeds from this offering and the Concurrent Convertible Notes Offering, if consummated.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation, certificates of designation and amended and restated bylaws are summaries. You should also refer to our certificate of incorporation, certificates of designation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus supplement is part.

General

As of the date of this prospectus supplement, our certificate of incorporation authorizes us to issue up to 200,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, including 435,000 shares of Series A Preferred Stock, $0.01 par value per share, and 500,000 shares of Series B Preferred Stock, $0.01 par value per share.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, except on matters relating solely to terms of preferred stock. Under our certificate of incorporation and bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock do not have any preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that the holders of our common stock will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

Series A Preferred Stock

Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of our common stock (other than dividends on shares of common stock payable in the form of common stock) and rank on parity with the common stock and Series B Preferred Stock as to distributions of assets upon liquidation, dissolution or winding up of the Company. The Series A Preferred Stock is not entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation of the Series A Preferred Stock, amend or repeal any provision of, or add any provision to, the certificate of incorporation or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the certificate of incorporation or by merger, consolidation or otherwise, (b) issue further shares of Series A Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, (c) prior to the Stockholder Approval (as defined in the Certificate of Designation of the Series A Preferred Stock) or at any time while at least 30% of the originally issued Series A Preferred Stock remains issued and outstanding, consummate either: (i) any Fundamental Transaction (as defined in the Certificate of Designation of the Series A Preferred Stock) or (ii) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series A Preferred Stock is convertible into 66.67 shares of common stock at any time at the option of the holder thereof, subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and subject to certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.9% and 19.9%) of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion (the “Series A Beneficial Ownership Limitation”).

Series B Preferred Stock

Holders of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal to, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of our common stock (other than dividends on shares of common stock payable in the form of common stock) and rank on parity with the common stock and Series A Preferred Stock as to distributions of assets upon liquidation, dissolution or winding up of the Company. The Series B Preferred Stock is not entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Except as otherwise required by law, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation of the Series B Preferred Stock, amend or repeal any provision of, or add any provision to, the certificate of incorporation or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the certificate of incorporation or by merger, consolidation or otherwise.

Each share of Series B Preferred Stock is convertible into 66.67 shares of common stock at any time at the option of the holder thereof, subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and subject to certain limitations, including that a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.9% and 19.9%) of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion (the “Series B Beneficial Ownership Limitation” and, collectively with the Series A Beneficial Ownership Limitation, the “Ownership Limitations”).

Anti-Takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

∎

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

∎

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

∎

on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

∎	any merger or consolidation involving the corporation and the interested stockholder;

∎	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

∎	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

∎

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

∎	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide that:

∎	authorized number of directors can be changed only by resolution of our board of directors;

∎

our board of directors is classified into three classes of directors, with staggered three-year terms and only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms;

∎	our bylaws may be amended or repealed by our board of directors or stockholders;

∎	our stockholders may not call special meetings of the stockholders or fill vacancies on our board of directors;

∎	our stockholders may remove our directors only for cause;

∎

all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

∎

our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of our board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

∎	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors;

∎	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting; and

∎

unless we consent in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employee to us or our stockholders, (c) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws or (d) any action asserting a claim against us governed by the internal affairs doctrine, and (ii) the federal district courts of the United States of America will be the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law. Notwithstanding the foregoing, these choice of forum provisions do not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Potential Effects of Authorized but Unissued Stock

Our shares of common stock and preferred stock are available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Amendments to Governing Documents

Generally, the amendment of our certificate of incorporation requires approval by our board of directors and a majority vote of stockholders. Any amendment to our bylaws requires the approval of either a majority of our board of directors or approval of at least a majority of the votes entitled to be cast by the holders of our outstanding capital stock in elections of our board of directors.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “VRDN.” There is no established public trading market for our Series A Preferred Stock or our Series B Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of our Series A Preferred Stock or Series B Preferred Stock on any national securities exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock, our Series A Preferred Stock and our Series B Preferred Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated May 6, 2026, among us and Jefferies LLC, Leerink Partners LLC and Goldman Sachs & Co. LLC, as the representatives of the underwriters named below (the “Representatives”), we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of securities shown opposite its name below.

UNDERWRITERS	NUMBER OF SHARES OF COMMON STOCK
Jefferies LLC	2,555,148
Leerink Partners LLC	2,003,677
Goldman Sachs & Co. LLC	1,838,235
LifeSci Capital LLC	477,941
Wedbush Securities Inc.	477,941

Total	7,352,942

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, such as the receipt by the underwriters of officers’ certificates, legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in our common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for our common stock, that you will be able to sell any of our common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of common stock and other conditions contained in the underwriting agreement such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price, less a concession not in excess of $0.612 per share of common stock. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the Representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds to us, before expenses, in connection with this offering. Such amounts are shown assuming both no exercise and full exercise by the underwriters of their option to purchase additional shares of common stock.

		TOTAL
	PER SHARE OF COMMON STOCK	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$17.00	$125,000,014	$18,750,000
Underwriting discounts and commissions	$1.02	$7,500,001	$1,125,000
Proceeds to us, before expenses	$15.98	$117,500,013	$17,625,000

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions, referred to above, will be approximately $0.5 million. We have also agreed to reimburse the underwriters for certain of their expenses up to $25,000. The underwriters have agreed to reimburse us for certain expenses related to this offering.

Listing

Our common stock is traded on The Nasdaq Capital Market under the symbol “VRDN.”

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 1,102,941 shares of common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our executive officers and directors and certain of our stockholders have agreed, subject to specified exceptions, not to directly or indirectly:

∎

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of our common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned that are convertible into or exercisable or exchangeable for our common stock; or

∎

dispose of any shares of common stock, options to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially.

This restriction terminates after the close of trading of the common stock on and including the 60th day after the date of this prospectus supplement. The Representatives may, in their sole discretion, and at any time or from time to time before the termination of the 60-day period, release all or any portion of the securities subject to lock-up agreements. Except for customary lock-up exceptions, including with respect to the Sales Agreement with Jefferies LLC, there are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement that provide consent to the sale of shares of common stock prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of our common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of our common stock. A syndicate covering transaction is the bid for or the purchase of shares of our common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if shares of common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Settlement

We expect to deliver the shares of common stock in this offering in book-entry form through the facilities of DTC on or about May 11, 2026, which will be the second business day after the initial trade date for the shares of common stock (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of common stock sold in this offering prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of shares of common stock sold in this offering who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied on by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory services, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, on March 3, 2025, we entered into the Sales Agreement with Jefferies LLC, pursuant to which we may offer and sell shares of our common stock having an aggregate offering price of up to $300.0 million from time to time at prices and on terms to be determined by market conditions at the time of offering, with Jefferies LLC acting as the sales agent. In addition, certain underwriters in this offering are also acting as underwriters in the Concurrent Convertible Notes Offering.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Concurrent Convertible Notes Offering

Concurrently with this offering, we are conducting a public offering of $225.0 million aggregate principal amount of notes (or up to $250.0 million aggregate principal amount if the underwriters in the Concurrent Convertible Notes Offering exercise their over-allotment option in full). The Concurrent Convertible Notes Offering is being made pursuant to a separate prospectus supplement. Neither the completion of this offering nor the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Convertible Notes Offering may not be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering.

Disclaimers about Non-U.S. Jurisdictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a) to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than: (i) to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement and the accompanying prospectus have not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and accompanying prospectus and that he is not acquiring, and has not been offered, any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (the “FIEL”), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (the term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock offered hereby may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”); (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

∎

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

∎	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

∎	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

∎	where no consideration is or will be given for the transfer;

∎	where the transfer is by operation of law;

∎	as specified in Section 276(7) of the SFA; or

∎	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

(A) Resale Restrictions

The distribution of shares of common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares of common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing shares of common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

∎

the purchaser is entitled under applicable provincial securities laws to purchase the shares of common stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

∎	the purchaser is a “permitted client” as defined in National Instrument 31-103-Registration Requirements, Exemptions and Ongoing Registrant Obligations,

∎	where required by law, the purchaser is purchasing as principal and not as agent, and

∎	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of shares of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of common stock in their particular circumstances and about the eligibility of the shares of common stock for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Australia

This prospectus supplement and the accompanying prospectus are not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (the “Corporations Act”), has not been lodged with the Australian Securities and Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia, you confirm and warrant that you are either:

∎	a “sophisticated investor” under Section 708(8)(a) or (b) of the Corporations Act;

∎

a “sophisticated investor” under Section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company that complies with the requirements of Section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

∎	a person associated with the Company under Section 708(12) of the Corporations Act; or

∎	a “professional investor” under Section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

Further, you warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under Section 708 of the Corporations Act.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at, and any offer of the shares of common stock offered hereby is directed only at: (i) a limited number of persons in accordance with the Israeli Securities Law; and (ii) investors listed in the first addendum to the Israeli Securities Law, as it may be amended from time to time (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum, collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of the Addendum and agree to it.

Notice to Prospective Investors in Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus, nor any other offering or marketing material relating to the shares of common stock or the offering, may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus, nor any other offering or marketing material relating to the offering, the Company or the shares of common stock offered hereby, have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock offered hereby.

EXPERTS

The consolidated financial statements of Viridian Therapeutics, Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common stock being offered in this prospectus supplement will be passed on by Ropes & Gray LLP, Boston, Massachusetts. Certain legal matters in connection with this offering will be passed upon for the underwriters by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

∎	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;

∎	Portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2026 that are incorporated by reference into our Annual Report on Form 10-K;

∎	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 5, 2026; and

∎

The description of our common stock contained in the Registration Statement on Form 8-A (File No. 001-36483) filed with the SEC on June  6, 2014, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, including any amendments or reports filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus supplement, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this prospectus supplement is a part has been withdrawn.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus supplement is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

Viridian Therapeutics, Inc.

221 Crescent Street, Suite 103A

Waltham, MA 02453

(617) 272-4600

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

From time to time, we or certain selling securityholders may offer, in one or more series or classes, an indeterminate number of shares of our common stock, preferred stock, debt securities, warrants and/or units, at prices and on terms that we will determine at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “VRDN.” The last reported sale price of our common stock on The Nasdaq Capital Market on September 3, 2025 was $19.47 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated September 5, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable prospectus supplement or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Unless the context otherwise requires, we use the terms “Viridian,” “company,” “we,” “us,” and “our” in this prospectus to refer to Viridian Therapeutics, Inc. and, where appropriate, our subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements. All statements contained in this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. You should not unduly rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking statements contained in this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference include, but are not limited to, statements about:

•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates and other results;

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the potential utility, efficacy, potency, safety, clinical benefits, half-life, clinical response, convenience and number of indications of our product candidates, including our expectation that VRDN-003 will demonstrate a similar clinical response as veligrotug;

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the timing and focus of our ongoing and future nonclinical studies and clinical trials and the timing of reporting data from those studies and trials, including that we expect to receive VRDN-006 proof of concept immunoglobin G reduction data in the third quarter of 2025, that we anticipate submitting an investigational new drug application for VRDN-008 by the end of 2025, and that we anticipate VRDN-003 topline data from the REVEAL-1 and REVEAL-2 trials in the first half of 2026;

•	supply chain disruptions, enrollment in clinical trials involving our product candidates or other delays in such trials;

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our plans relating to commercializing our product candidates, including our plans to commercialize product candidates as combination products, if approved, including the geographic areas of focus and sales strategy;

•	potential market sizes and market opportunities, including the rate and degree of market acceptance and clinical utility for our product candidates;

•	expectations regarding the initiation of clinical trials and interactions and alignment with regulatory authorities;

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the timing or likelihood of regulatory filings and approvals, including the anticipated biologics license application submission for veligrotug in the second half of 2025 and a Marketing Authorization Application to the European Medicines Agency in the first half of 2026, as well as our expectation to seek an accelerated approval pathway and special designations for our product candidates for various diseases;

•	our plans relating to the further development of our product candidates, including additional indications we may pursue;

•	our plans to obtain or protect intellectual property rights;

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our continued reliance on third parties to conduct additional clinical trials of our product candidates and for the manufacture of our product candidates for nonclinical studies, clinical trials and commercialization;

•	our plans regarding any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;

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our estimates regarding expenses, future revenue, capital requirements and our ability to obtain additional financing to fund our operations and complete further development and commercialization of our product candidates;

•	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; and

•	our anticipated use of proceeds from this offering.

We have based these forward-looking statements contained in this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference, on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from the anticipated future results, performance or achievements expressed or implied by any forward-looking statements, including the factors described under the sections titled “Risk Factors” in this prospectus and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus. You should evaluate all forward-looking statements made in this prospectus, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

THE COMPANY

We are a biopharmaceutical company focused on discovering, developing and commercializing potential best-in-class medicines for serious and rare diseases. We target disease areas where marketed therapies often leave room for improvements in efficacy, safety, and/or dosing convenience. We believe that first-generation medicines rarely represent optimal solutions, especially in rare disease areas, and that there is potential to develop differentiated, best-in-class medicines that could lead to improved patient outcomes, reduced side effects, improved quality of life, expanded market access, and augmented market competition. Our business model is designed to identify and evaluate product opportunities in disease areas where trial data establishes proof-of-concept for a drug target in the clinic, but the competitive evolution of the product life cycle management and number of entrants appears incomplete. We intend to prioritize indications where a fast-follower and a potentially differentiated drug candidate, or overall product profile, could create significant medical benefit for patients. We are engineering product candidates to address unmet medical needs for patients and further advance drug innovation.

Corporate Information

We were initially founded as a Delaware limited liability company in January 2010 and subsequently incorporated as a Delaware corporation in June 2014. On January 20, 2021, pursuant to a merger agreement under which miRagen Therapeutics, Inc. acquired Viridian Therapeutics, Inc., we changed our name from Miragen Therapeutics, Inc. to Viridian Therapeutics, Inc. Our common stock currently trades on The Nasdaq Capital Market under the ticker symbol “VRDN.”

Our principal executive office is located at 221 Crescent Street, Suite 103A, Waltham, MA 02453, and our telephone number is (617) 272-4600. Our website address is www.viridiantherapeutics.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be adversely affected, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the discussion above under the heading “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used to further the research, development, and commercialization, as applicable, of our pre-clinical, non-clinical, and clinical product candidates, as well as for working capital and general corporate purposes. This includes preparation for commercialization of our product candidates for which we file for regulatory approval and commercialization of any products to the extent approved, including veligrotug and VRDN-003. We may also use a portion of the proceeds to license, acquire or invest in new programs or for drug development activities related to such programs, however, we have no current commitments to do so. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.

Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

DIVIDEND POLICY

We historically have not, and do not anticipate in the future, paying dividends on our common stock. We currently intend to retain all of our future earnings, as applicable, to finance the growth and development of our business. In addition to legal restrictions under applicable law, we are subject to certain dividend-related limitations under our loan and security agreement with Hercules Capital, Inc. Subject to these limitations, any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements, and other factors that our board of directors considers to be relevant.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The following is a summary of the material terms of our capital stock, as well as other material terms of our amended and restated certificate of incorporation (“certificate of incorporation”), and amended and restated bylaws (“bylaws”) and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws. For more information on how you can obtain our certificate of incorporation and our bylaws, see the heading “Where You Can Find Additional Information.”

Our certificate of incorporation authorizes us to issue up to 200,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and 5,000,000 shares of preferred stock (“Preferred Stock”), including 435,000 shares of Series A Non-Voting Convertible Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), and 500,000 shares of Series B Non-Voting Convertible Preferred Stock, $0.01 par value per share (“Series B Preferred Stock”). As of September 3, 2025, 81,668,033 shares of our common stock were issued and outstanding, 134,864 shares of our Series A Preferred Stock were issued and outstanding and 145,160 shares of our Series B Preferred Stock were issued and outstanding.

Common Stock

Voting Rights

Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, except on matters relating solely to terms of Preferred Stock. Under our certificate of incorporation and bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding Preferred Stock, holders of our Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of Preferred Stock.

Rights and Preferences

Holders of our Common Stock do not have any preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of Common Stock are fully paid and nonassessable.

Registration Rights

Certain of the holders of our Common Stock are entitled to rights with respect to the registration of such securities as set forth below under the Securities Act. These rights are provided under the terms of the

Registration Rights Agreement, dated as of October 30, 2023, between us and certain holders of our Common Stock (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, we have filed a registration statement on Form S-3 to sell registrable securities. We are required to use commercially reasonable efforts to effect a registration of such shares. The Registration Rights Agreement does not include demand registration rights or piggyback registration rights. All fees, costs and expenses of underwritten registrations under these agreements will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

Indemnification

The Registration Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expenses of Registration

We are generally required to bear all registration and selling expenses incurred in connection with the registration described above, other than underwriting discounts and selling commissions.

Our Certificate of Incorporation and Our Bylaws

Our certificate of incorporation and bylaws provide that:

•	authorized number of directors can be changed only by resolution of our board of directors;

•	our bylaws may be amended or repealed by our board of directors or stockholders;

•	stockholders may not call special meetings of the stockholders or fill vacancies on our board of directors;

•	our stockholders may remove our directors only for cause;

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all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of Preferred Stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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our board of directors will be authorized to issue, without stockholder approval, Preferred Stock, the rights of which will be determined at the discretion of our board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

•	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of Common Stock outstanding will be able to elect all of our directors;

•	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting; and

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the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware) will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employee to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws or (4) any action asserting a claim against us governed by the internal affairs doctrine. Notwithstanding the foregoing, these choice of forum provisions do not apply to suits brought to enforce a duty or liability created by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Anti-Takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Potential Effects of Authorized but Unissued Stock

Our shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock. The existence of unissued and unreserved Common Stock and Preferred Stock may enable our board of directors to issue shares to persons friendly to current management or to issue Preferred Stock with terms that could render more difficult or discourage a third-party attempt to obtain control by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of Preferred Stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue Preferred Stock and to determine the rights and preferences applicable to such Preferred Stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Amendments to Governing Documents

Generally, the amendment of our certificate of incorporation requires approval by our board of directors and a majority vote of stockholders. Any amendment to our bylaws requires the approval of either a majority of our board of directors or approval of at least a majority of the votes entitled to be cast by the holders of our outstanding capital stock in elections of our board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock, our Series A Preferred Stock and our Series B Preferred Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, MA 02021.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “VRDN.”

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors, without stockholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. Preferred Stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market price of the Common Stock and may adversely affect the voting power of holders of Common Stock and reduce the likelihood that holders of our Common Stock will receive dividend payments and payments upon liquidation.

We will fix the designations, voting powers, preferences and rights of the Preferred Stock of each series we issue, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will describe the terms of the series of Preferred Stock being offered, including, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the Preferred Stock on any securities exchange or market;

•	whether the Preferred Stock will be convertible into our Common Stock, and the conversion rate or conversion price, or how they will be calculated, and the conversion period;

•	whether the Preferred Stock will be exchangeable into debt securities, and the exchange rate or exchange price, or how they will be calculated, and the exchange period;

•	voting rights of the Preferred Stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the Preferred Stock will be represented by depositary shares;

•	a discussion of material or special U.S. federal income tax considerations applicable to the Preferred Stock;

•	the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on the issuance of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the Preferred Stock.

If we issue shares of Preferred Stock, the shares will be fully paid and nonassessable.

The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and reduce the likelihood that the holders of our Common Stock will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the Common Stock. The issuance of Preferred Stock also could have the effect of delaying, deterring or preventing a change in control of us.

Debt Securities

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indenture, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. We have included the form of the indenture as an exhibit to our registration statement of which this prospectus is a part, and it is incorporated into this prospectus by reference. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find Additional Information” in this prospectus to find out how you can obtain a copy of those documents. References below to an “indenture” are references to the indenture, as supplemented, under which a particular series of debt securities is issued. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.

General

The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time; and

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

The prospectus supplement for each offering of debt securities will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior, senior subordinated or subordinated debt securities;

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the aggregate principal amount of the debt securities being offered and any limit on their aggregate principal amount, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

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the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

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if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto, and any applicable

•	limitations on the ownership or transferability of common stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	Any collateral securing the performance of our obligations under the debt securities;

•	the place or places where the principal of, premium, if any, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	any right or obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision;

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the currency or currencies (including any composite currency) in which the debt securities are denominated and payable if other than United States dollars, and the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

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whether the amount of payments of principal of, premium, if any, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•	whether the debt securities will be in registered form, bearer form or both, and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

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whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

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any deletions from, modifications of, or additions to our events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Neither the Delaware General Corporation Law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•

our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to Viridian or any restricted subsidiary of Viridian that is a significant subsidiary (as defined in the indenture).

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. However, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may, on behalf of all holders, waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest.

The indenture will require the trustee to give notice to the holders of debt securities within 90 days after the trustee obtains knowledge of a default that has occurred and is continuing. However, the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•

to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	to create a series and establish its terms;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to release a guarantor in respect of any series which, in accordance with the terms of the indenture applicable to such series, ceases to be liable in respect of its guarantee;

•	to add a guarantor subsidiary in respect of any series of debt securities;

•	to secure any series of debt securities;

•	to add to the covenants of Viridian for the benefit of the holders or surrender any right or power conferred upon Viridian;

•	to appoint a successor trustee with respect to the securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to make any change that does not adversely affect the rights of holders; or

•	to conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

The indenture will provide that we and the trustee may amend or supplement any provision of the debt securities of a series or of the indenture relating to such series with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, without the consent of each holder of a debt security the terms of which are directly amended, supplemented or waived, an amendment, supplement or waiver may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

•

reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities of a series in a manner adverse to holders;

•

make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities of the relevant series;

•	release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;

•

make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of all holders of debt securities of that series, waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Recourse Against Others

The indenture will provide that there is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any debt security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our shares of common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Viridian Therapeutics, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025;

•

Portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2025, (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May 6, 2025, and June 30, 2025, filed with the SEC on August 6, 2025;

•

Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January  10, 2025, March  4, 2025, March  10, 2025, April  7, 2025, June  24, 2025 and July 30, 2025; and

•

The description of our common stock contained in the Registration Statement on Form 8-A (File No. 001-36483) filed with the SEC on June 6, 2014, pursuant to Rule 12g-3 promulgated under the Exchange Act, as updated by Exhibit 4.5 to the Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 3, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this prospectus is a part has been withdrawn.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Viridian Therapeutics, Inc.

221 Crescent Street, Suite 103A

Waltham, MA 02453

(617) 272-4600

7,352,942 Shares of Common Stock

Joint Book-Running Managers

Jefferies	Leerink Partners	Goldman Sachs & Co. LLC

Lead Managers

LifeSci Capital	Wedbush PacGrow

May 6, 2026